UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 1, 2012
Date of Report (Date of earliest event reported)

 NYSE Euronext
(Exact name of registrant as specified in its charter)

Delaware	001–33392	20–5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 656–3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 1, 2012, NYSE Euronext (“NYX” or the “Company”) announced an offering of $850,000,000 aggregate principal amount of its 2.000% Notes due 2017 (the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and SG Americas Securities, LLC (the “Representatives”) were joint bookrunners for the offering of the Notes.

The public offering price of the Notes was 99.669% of the principal amount. NYX received net proceeds of approximately $841.9 million, after deducting underwriting discounts and estimated offering expenses payable by NYX. The Company intends to use the net proceeds to fund the purchase of certain of its outstanding $750 million 4.80% Notes due 2013 and €1 billion 5.375% Notes due 2015 in concurrent cash tender offers and at maturity and for the payment of expenses in connection with these tender offers. The Notes were offered and sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated October 1, 2012, among NYX and the Representatives, under NYX’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-174274), filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2011.  NYX has filed with the SEC a prospectus supplement, dated October 1, 2012, together with the accompanying prospectus, dated May 17, 2011, relating to the offer and sale of the Notes.

The Notes were issued on October 5, 2012 pursuant to an Indenture (the “Base Indenture”), dated as of May 29, 2008, between NYX and Wilmington Trust Company, as Trustee, as amended and supplemented by a Second Supplemental Indenture, dated as of October 5, 2012 (the “Second Supplemental Indenture”), among the Company, the Trustee and Citibank, N.A., as Authenticating Agent, Calculation Agent, Paying Agent, Security Registrar and Transfer Agent (the Base Indenture and Second Supplemental Indenture are together referred to as the “Indenture”). The Notes will bear interest at the rate of 2.000% per year, with interest payable on April 5 and October 5 of each year, beginning on April 5, 2013, and will mature on October 5, 2017. NYX will be able to redeem some or all of the Notes at any time and from time to time at the greater of 100% of the principal amount of the Notes being redeemed and the discounted present value of such Notes, discounted at the corresponding U.S. Treasury rate plus 25 basis points. The Notes are unsecured obligations of NYX and rank equally with all of NYX’s other unsecured senior indebtedness. The Indenture also contains customary event of default provisions.

The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture and the form of Notes, each of which is incorporated by reference into the Registration Statement.  The Base Indenture has been incorporated by reference as Exhibit 4.1 to the Registration Statement. The Underwriting Agreement, Second Supplemental Indenture and form of Notes are attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively.  An opinion regarding the legality of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this report

(d) Exhibits

Exhibit Number	Description

1.1
Underwriting Agreement, dated October 1, 2012, among NYSE Euronext and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and SG Americas Securities, LLC, as Representatives of the several Underwriters.

4.1
Second Supplemental Indenture, dated October 5, 2012, among NYSE Euronext, Wilmington Trust Company, as Trustee, and Citibank, N.A., as Authenticating Agent, Calculation Agent, Paying Agent, Security Registrar and Transfer Agent.

4.2	Form of 2017 Notes (included in Exhibit 4.1).
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Euronext
Dated: October 5, 2012

	By:	/s/ Janet L. McGinness
	Name:	Janet L. McGinness
	Title:	Executive Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description

1.1
Underwriting Agreement, dated October 1, 2012, among NYSE Euronext and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and SG Americas Securities, LLC, as Representatives of the several Underwriters.

4.1
Second Supplemental Indenture, dated October 5, 2012, among NYSE Euronext, Wilmington Trust Company, as Trustee, and Citibank, N.A., as Authenticating Agent, Calculation Agent, Paying Agent, Security Registrar and Transfer Agent.

4.2	Form of 2017 Notes (included in Exhibit 4.1).
5.1	Opinion of Davis Polk & Wardwell LLP.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).